UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 19, 2007
(Date of earliest event reported)

TELKONET, INC.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

000-27305	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876
(Address of Principal Executive Offices)

(240)-912-1800
(Registrant's Telephone Number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 19, 2007, Telkonet, Inc. (the “Company”) received notification from the American Stock Exchange (“AMEX”) that the Company has resolved the continued listing deficiencies referenced in the AMEX’s letter, dated April 17, 2007. After reviewing the Company’s Plan of Compliance, which was submitted to AMEX on May 1, 2007, AMEX determined that the Company has taken appropriate action to bring it into compliance with Section 120 and 121(A) of the AMEX Company Guide.

However, after reviewing publicly available information and information provided by the Company, AMEX determined that the Company violated certain of AMEX’s corporate governance standards in connection with certain stock option grants made during fiscal years 2005 and 2006. In particular, AMEX concluded that during this time period, the Company made certain stock option grants that were not in accordance with the requirements of the Company’s shareholder approved Stock Incentive Plan (the “Plan”). As a result, AMEX determined that the Company violated the AMEX shareholder approval requirements as set forth in Section 711 of the AMEX Company Guide, since the grants in question were not consistent with the Plan as approved by the shareholders. AMEX noted that, for each of 33 separate stock option grants aggregating 1,550,000 shares of the Company’s common stock, the strike price of the option was less than the closing share price on the date of the grant in violation of Section 7(b) of the Plan. AMEX also concluded that the Company did not properly account for the stock options granted at below fair market value and, therefore, did not present its financial statements in accordance with United States Generally Accepted Accounting Principles as required by Sections 134 and 1101 of the AMEX Company Guide. Based on the foregoing, AMEX determined that it was appropriate to issue the Company a Warning Letter in accordance with Section 1009 of the AMEX Company Guide.

Subsequent to the grants in question and prior to AMEX’s inquiry, the Company took remedial action to correct its deficient stock option granting procedure, including adopting formal measures to ensure the proper segregation of duties with respect to the granting, notification, approval and distribution of stock option grants under the Plan on a going-forward basis. The Company also reviewed each stock option award granted during the periods in question with its independent auditors and concluded that the failure to properly account for these grants did not have a material impact on the Company’s financial statements during the affected periods and a restatement of the Company’s financial statements is not warranted.

After considering the foregoing remedial actions taken, and analyses performed by the Company, AMEX decided not to apply the continued listing evaluation and follow-up procedures specified in Section 1009 of the AMEX Company Guide. Therefore, AMEX will not seek to delist the Company from the AMEX nor will it require the Company to submit a Plan of Compliance with respect to the matters addressed in the Warning Letter.

The Company has issued the press release attached to this Form 8-K as Exhibit 99 in accordance with its obligations under Section 402 and Section 1009(j) of the AMEX Company Guide.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of Business Acquired.

None.

(b) Pro forma financial information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

99 Press Release, dated July 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Date: July 25, 2007	By:	/s/ Ronald W. Pickett

Ronald W. Pickett Chief Executive Officer